UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-13780	02-0423416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 EAST 62ND STREET, NEW YORK, NEW YORK		10065
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 572-8600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 18, 2010, M & F Worldwide Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were: (1) the election of Ronald O. Perelman, Martha L. Byorum, Theo W. Folz and Bruce Slovin to the board of directors of the Company (the “Board”) for terms expiring in 2013 and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

Each of the four individuals named above were elected to serve on the Board until the Company’s annual meeting in 2013 and until such directors’ successors are duly elected and qualified.  The results of the voting were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ronald O. Perelman	17,008,037	318,943	1,343,882
Martha L. Byorum	17,188,536	138,444	1,343,882
Theo W. Folz	13,550,798	3,776,182	1,343,882
Bruce Slovin	16,851,952	475,028	1,343,882

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2010 was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,643,379	19,853	7,630	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
Date: May 21, 2010	By:	/s/ Michael C. Borofsky
		Name:	Michael C. Borofsky
		Title:	Senior Vice President